Exhibit 99.1


                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]


IMMEDIATE RELEASE

November 5, 2007

                United Natural Foods, Inc. Completes Merger with
                      Millbrook Distribution Services Inc.;
              Announces First Quarter 2008 Conference Call Details

Dayville, Connecticut - November 5, 2007 -- United Natural Foods, Inc. (Nasdaq:
UNFI) (the "Company") announced today the completion of its previously announced merger with Millbrook Distribution Services, Inc. ("Millbrook"), a privately held subsidiary of Distribution Holdings, Inc. Millbrook, headquartered in Leicester, MA, has annualized revenues in excess of $300 million. The financial terms of the transaction were not disclosed.

Established in 1960, Millbrook distributes more than 22,000 specialty food items, and over 20,000 health and beauty care items and other non-food items to more then 9,000 retail locations. Millbrook carries specialty food items including ethnic, kosher, gourmet, organic and natural foods and also offers customers an extensive selection of health and beauty care items, including a full-line of national and branded products. Customers include independent store retailers, as well as regional and national supermarket, mass merchandisers and chain drug stores, in 48 states.

The transaction accomplishes several strategic objectives for United Natural Foods, including accelerating the Company's expansion into a number of high-growth business segments and establishing an immediate market share in the fast-growing Specialty Foods market. Millbrook's robust customer base significantly enhances United Natural Foods' conventional supermarket business channel; both organizations' complementary product portfolios represent significant opportunities for cross-selling.

"We're very pleased to welcome Millbrook, their customers and associates to our organization," Michael Funk, President and Chief Executive Officer of United Natural Foods. "This opportunity is consistent with our plan to expand our presence in the Specialty Foods segment and enhance the breadth of our products, resources and distribution network." Millbrook's distribution network features four distribution centers, representing over 1.6 million square feet of warehouse space.

Credit Suisse Securities (USA) LLC acted as financial advisor to United Natural Foods.

                                    - more -

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Investor Conference Call

Due to the proximity to the close of its fiscal 2008 first quarter, ended October 27, 2007, the Company will host a conference call and audio webcast at 11:00 am on Tuesday, November 20, 2007 to provide additional information regarding the Millbrook acquisition as well as review the Company's quarterly results, market trends and future outlook. The Company intends to release its financial results for the first quarter of fiscal 2008 before the market opens on Tuesday, November 20, 2007.

The conference call dial-in number is 303-262-2004. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the internet at www.earnings.com or at the Investor Relations section of the Company's website at www.unfi.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for 30 days.

About United Natural Foods

United Natural Foods, Inc. carries and distributes more than 40,000 products to more than 17,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. United Natural Foods, Inc. was ranked by Forbes in 2005 as one of the "Best Managed Companies in America," ranked by Fortune in 2006 and 2007 as one of its "Most Admired Companies," and ranked by Business Ethics as one of its "100 Best Corporate Citizens for 2006."


AT THE COMPANY:                           FINANCIAL RELATIONS BOARD
--------------------------------------------------------------------------------
Mark Shamber                              Joseph Calabrese
Chief Financial Officer                   General Information
(860) 779-2800                            (212) 827-3772

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's annual report on Form 10-K filed with the Commission on September 26, 2007, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.